Exhibit 99.1

Aspen Aerogels, Inc. Reports Fourth Quarter and Fiscal 2022 Financial Results and Recent Business Developments

Quarterly revenue growth of 90% year-over-year drove 2022 annual revenues to $180 million, a 48% increase

NORTHBOROUGH, Mass., Feb. 15, 2023 /PRNewswire/ -- Aspen Aerogels, Inc. (NYSE: ASPN) ("Aspen" or the "Company"), a technology leader in sustainability and electrification solutions, today announced financial results for the fourth quarter and full year 2022, which ended December 31, 2022, and discussed recent business developments.

Total revenue for the fourth quarter of 2022 was $59.6 million, compared to $31.5 million in the fourth quarter last year. Fourth quarter net loss was $9.6 million, compared to a net loss of $16.4 million in the fourth quarter of 2021. Net loss per share for the fourth quarter was $0.20, compared to $0.50 in the fourth quarter last year.

Total revenue for the full year was $180.4 million, compared to $121.6 million in 2021. Net loss for the year was $82.7 million, compared to a net loss of $37.1 million in 2021. Net loss per share for the year was $2.10, compared to $1.22 in 2021.

Adjusted EBITDA for the fourth quarter of 2022 was $(4.5) million, compared to $(12.2) million in the fourth quarter of 2021. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

2022 Highlights and Recent Business Developments

  Grew total revenue 48% year-over-year
  Generated $55.6 million of PyroThin® thermal barrier revenue
  Delivered Energy Industrial revenues of $124.8 million
  Ended year with cash and equivalents of $283 million

"We achieved record PyroThin thermal barrier revenue of $55.6 million for the year, an increase of nearly 9 times 2021 revenues. Combined with a robust Energy Industrial market, we delivered annual revenues of $180 million, up 48% year-over-year," noted Donald R. Young, President and Chief Executive Officer. "We received a Letter of Intent from the luxury brand of an important German OEM group where the thermal barrier parts are targeted for a battery platform intended for use across several of their models. We also received an order for approximately 1.5 million prototype parts for a commercial vehicle brand within the same German OEM group. We believe we are well positioned to achieve our goals of deepening our technical and commercial relationships with existing customers and adding important new customers."

Mr. Young added, "During the fourth quarter, we executed a successful equity offering raising approximately $265 million. In addition, General Motors extended a secured lending commitment of $100 million in connection with the construction and equipment of our second aerogel manufacturing facility in Statesboro, Georgia. This commitment from General Motors adds another dimension to our longstanding technical and commercial relationship."

2023 Financial Outlook
Aspen issues its 2023 full year outlook as follows:

  Total revenue is expected to range between $200 million to $250 million
  Net loss is expected to range between $101.9 million and $91.9 million
  Adjusted EBITDA is expected to range between $(60) million and $(50) million
  Net loss per share is expected to range between $1.46 and $1.31.

The Company's 2023 outlook assumes depreciation and amortization of $22.3 million, stock-based compensation expense of $11.0 million, interest expense of $8.6 million and weighted average shares outstanding of 70.0 million for the full year.

"We continue to target doubling revenue from 2021 to 2023," noted Ricardo C. Rodriguez, Senior Vice President, Chief Financial Officer and Treasurer. "Our 2023 revenue outlook represents growth of between 11 percent and 39 percent over 2022. It will be primarily driven by customer demand for PyroThin thermal barriers. We expect important nameplate launches in the second half of this year, with at least 70 percent of our EV thermal barrier revenues being delivered in the same timeframe." Mr. Rodriguez concluded, "Optimizing our aerogel production capacity throughout the year will play a critical role in executing what we believe will be a steep ramp during the second half of the year."

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2023 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Aspen Aerogels may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2023, including those related to the planned capacity expansion, supply chain disruptions or further cost inflation, that could cause actual results to vary materially from this outlook.

Conference Call and Webcast Notification
A conference call with Aspen management to discuss fourth quarter and fiscal 2022 results and recent business developments will be held Thursday, February 16, 2023, at 8:30 a.m. ET. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may participate in the conference call by dialing (844) 200-6205 (domestic) or +1 (929) 526-1599 (international) and referencing conference ID 484482 a few minutes before 8:30 a.m. ET on Thursday, February 16, 2023. In addition, the conference call and any accompanying slide presentation will be available live as a listen-only webcast hosted on the Investors section of Aspen's website, at www.aerogel.com.

A replay of the webcast will be posted on the Investors section of the Aspen Aerogels website at www.aerogel.com, where it will remain available for approximately one year after the conference call.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides additional financial metrics that are not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.
Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. Aspen Battery Materials, the Company's carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. Aspen's Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform™ into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facilities. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements
This press release and any related discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen's 2023 financial outlook. These statements are not historical facts but rather are based on Aspen's current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen's 2023 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," "assumes," "targets," "opportunity," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen's expectations about capacity, revenue, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net loss, adjusted EBITDA, adjusted EBITDA margin and related decreases, improvements, timing, variability or trends; beliefs about higher than expected demand from OEM customers and how they may enable path to profitability, expectations about improvement in ability to absorb fixed costs and reduction of conversion costs as a percentage of sales and the same leading to target gross margins; beliefs about the general strength, weakness or health of Aspen's business; acceleration in demand; demand increase from OEM customers for 2023, energy industrial demand book acceleration in 2023, level of penetration in the EV market, growth in energy industrial markets; beliefs about current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen's business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen's business; beliefs about the role of Aspen's technology and opportunities in the EV market; beliefs about Aspen's ability to provide and deliver products and services to EV customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen's EV customer opportunities, including the EV thermal barrier business; beliefs about revenue growth and profitability; beliefs about the performance of PyroThin® including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen's ability to expand the market for PyroThin, to achieve design wins, to commence shipments of production parts, and to become an industry standard solution for thermal runaway management; beliefs about Aspen's thermal barrier design, prototype, quoting and assembly activities; expectations about the cost of the capital projects, including Plant II in Statesboro, Georgia, expectations about the commissioning of Phase I of Plant II in the first half of 2024, beliefs about our Mexico assembly facility and its timely operations, its ability to meet the demand, the growth in thermal barrier demand to match the assembly operation and vice versa; ability to shift assembly operations from East Providence, RI to Mexico in a timely manner. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute the growth plan through 2025, inability to timely complete construction and commissioning of Phase I of Plant II and reasonably within budget, inability to manage supply chain disruptions to avoid undue delay or impact on operations or construction of Plant II and the Mexico assembly facility, inability to create new product, partnership and market opportunities; any sustained downturn in the industry or energy prices; any sustained downturn in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; any failure of Aspen or PyroThin to meet contractual specifications and requirements under contracts with EV thermal barrier customers; Aspen's inability to create customer or market opportunities for, including PyroThin; any other battery performance and safety products, battery materials or for other new products developed from Aspen's aerogel technology; any disruption or inability to achieve expected capacity levels in any of our three existing production lines in East Providence, RI or the Mexico assembly facility; any inability to expand manufacturing capacity at Plant II or any other location; any inability to establish or timely establish thermal barrier assembly operations in Mexico or any other location; the failure to receive all regulatory or other approvals required to operate, maintain or expand any of Aspen's facilities; any failure to achieve demand for Aspen's products; any failure to achieve expected price increases or average selling prices for Aspen's products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen's strategy; any failure to timely raise sufficient capital to fund various capital projects; the failure of Aspen's products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen's patents; any failure to protect or expand Aspen's Aerogel Technology Platform™; any future finding of invalidity of any of Aspen's patents in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen's new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen's products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries, including Mexico; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the Securities and Exchange Commission ("SEC") on March 1, 2022, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	December 31,	December 31,
	2022	2021
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$281,335	$76,564
Restricted cash	1,226	—
Accounts receivable and contract assets, net of allowances of $255 and $150	57,350	20,426
Inventories	22,538	11,987
Prepaid expenses and other current assets	7,236	3,173
Total current assets	369,685	112,150
Property, plant and equipment, net	259,223	55,778
Operating lease right-of-use assets	15,144	13,531
Other long-term assets	2,518	1,495
Total assets	$646,570	$182,954
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$54,728	$17,440
Accrued expenses	16,003	10,819
Deferred revenue	5,846	1,321
Operating lease liabilities	2,753	2,247
Current portion of prepayment liability	—	4,728
Total current liabilities	79,330	36,555
Prepayment liability	—	5,000
Convertible note - related party	107,677	—
Operating lease liabilities long-term	16,225	12,991
Total liabilities	203,232	54,546
Stockholders' equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized, no shares issued or outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.00001 par value; 125,000,000 shares authorized, 69,994,963 and 33,218,115 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	—
Total stockholders' equity	443,338	128,408
Total liabilities and stockholders' equity	$646,570	$182,954

ASPEN AEROGELS, INC.
Consolidated Statements of Operations
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(In thousands, except share and per share data)		(In thousands, except share and per share data)

Revenue	$59,611	$31,475	$180,364	$121,622
Cost of revenue	45,277	33,141	175,388	111,685
Gross profit (loss)	14,334	(1,666)	4,976	9,937
Operating expenses:
Research and development	4,197	3,313	16,930	11,441
Sales and marketing	7,848	4,797	28,792	16,581
General and administrative	11,955	6,536	38,499	22,514
Total operating expenses	24,000	14,646	84,221	50,536
Loss from operations	(9,666)	(16,312)	(79,245)	(40,599)
Other income (expense)
Interest expense, convertible note - related party	(1,007)	-	(5,110)	-
Interest income (expense), net	1,064	(41)	1,617	(229)
Gain on extinguishment of debt	-	-	-	3,734
Total other income (expense), net	57	(41)	(3,493)	3,505
Net loss	$(9,609)	$(16,353)	$(82,738)	$(37,094)
Net loss per share:
Basic and diluted	$(0.20)	$(0.50)	$(2.10)	$(1.22)
Weighted-average common shares outstanding:
Basic and diluted	49,200,713	32,650,411	39,363,114	30,433,154

Square Foot Operating Metric

The following chart sets forth Energy Industrial product shipments in square feet associated with recognized revenue.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(In thousands)

Energy Industrial product shipments in square feet	8,824	7,173	32,589	34,557

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net loss

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and twelve months ended December 31, 2022 and 2021:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(In thousands)
Net loss	$(9,609)	$(16,353)	$(82,738)	$(37,094)
Depreciation and amortization	2,530	2,584	9,222	9,440
Stock-based compensation	2,672	1,576	9,385	5,176
Gain on extinguishment of debt	-	-	-	(3,734)
Interest expense	(57)	41	3,493	229
Adjusted EBITDA	$(4,464)	$(12,152)	$(60,638)	$(25,983)

For the 2023 full year financial outlook:

	Year Ending
	December 31, 2023
	Low	High
	(In thousands)
Net loss	$(101,900)	$(91,900)
Depreciation and amortization	22,300	22,300
Stock-based compensation	11,000	11,000
Interest expense, net	8,600	8,600
Adjusted EBITDA	$(60,000)	$(50,000)

CONTACT: Investor Relations Contact, Laura J. Guerrant-Oiye, VP, IR & Corporate Communications, Phone: (508) 691-1111 x 8, loiye@aerogel.com, Media Contact, Amy Damiano, VP, Marketing, Phone: (508) 691-1111 x 5, adamiano@aerogel.com